Exhibit 10.3

FIRST AMENDMENT TO MANAGEMENT AGREEMENT

This FIRST AMENDMENT to the Management Agreement, dated as of February 10, 2006 (the Management Agreement”), by and between Cypress Sharpridge Investments, Inc., a Maryland corporation (the “Company”) and Cypress Sharpridge Advisors LLC, a Delaware limited liability company (the “Manager”), is made and entered into and effective as of December 8, 2006 (hereinafter referred to as this “First Amendment”). Capitalized terms and references used herein and not otherwise defined below shall have the respective meanings ascribed to them in the Management Agreement.

Background

WHEREAS, the Company and the Manager are parties to the Management Agreement pursuant to which the Manger has agreed to provide management and investment advisory services to the Company; and

WHEREAS, the Company and the Manager desire to amend the terms of the Management Agreement as provided in this First Amendment.

Agreement

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the Company and the Manager do hereby agree as follows:

1. The definition of “Base Management Fee” in Section 1(b) of the Management Agreement is hereby amended by deleting clause (ii) thereof, which reads “(ii) 1.75%;”, and inserting in lieu thereof “(ii) 1.50%; provided, however, that if the Company shall not have filed a registration statement with the Securities and Exchange Commission (the “SEC”) relating to its Common Shares on or prior to April 30, 2007, this percentage shall be reduced to 1.25% during the period from April 30, 2007 until the Company files such registration statement;”.

2. The Incentive Compensation for which the Manager is or would become eligible pursuant to Section 8(d) of the Management Agreement is hereby waived until such time as the Company shall have filed a registration statement with the SEC relating to its Common Shares.

3. The option to elect to seek reimbursement for the overhead expenses for which the Manager is or would become eligible pursuant to Section 9 of the Management Agreement is hereby waived until December 31, 2007.

4. The Management Agreement is amended only as expressly modified by this First Amendment. Except as expressly modified by this First Amendment, the terms of the Management Agreement remain in full force and effect, and the Management Agreement is hereby ratified and confirmed by the Company and the Manager in all respects.

IN WITNESS WHEREOF, the Company and the Manager have executed this First Amendment as of the date first written above.

Cypress Sharpridge Investments, Inc., a Maryland corporation

By:	/s/ Kevin E. Grant
Name:	Kevin E. Grant
Title:	Chief Executive Officer

Cypress Sharpridge Advisors LLC, a Delaware limited liability company

By:	/s/ Jeffrey Hughes
Name:	Jeffrey Hughes
Title:	Secretary